    As filed with the Securities and Exchange Commission on March 20, 2000
                                                        Registration No. 333-

====================================================================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                          __________________________

                      SMURFIT-STONE CONTAINER CORPORATION
            (Exact name of registrant as specified in its charter)


          Delaware                                  43-1531401
(State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
 Incorporation or Organization)

150 North Michigan Avenue                             60601
     Chicago, Illinois                             (Zip Code)
(Address of Principal Executive Offices)


               Smurfit-Stone Container Corporation Savings Plan
               Jefferson Smurfit Corporation Hourly Savings Plan
                  Smurfit Packaging Corporation Savings Plan
            Smurfit-Stone Container Corporation Hourly Savings Plan
                           (Full Title of the Plans)

                                 Craig A. Hunt
                 Vice President, General Counsel and Secretary
                           150 North Michigan Avenue
                           Chicago, Illinois  60601
                    (Name and Address of Agent for Service)

                                (312) 346-6600
         (Telephone Number, Including Area Code, of Agent for Service)

                                   Copy to:

                                Steven J. Gavin
                               Winston & Strawn
                             35 West Wacker Drive
                            Chicago, Illinois 60601
                                (312) 558-5600


                        CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
 Title of securities  Amount to be registered   Proposed maximum offering   Proposed maximum aggregate    Amount of registration fee
   to be registered           (1) (2)                 price per unit (3)          offering price (3)
------------------------------------------------------------------------------------------------------------------------------------
Common stock, par        10,000,000 shares              $14.03125                  $140,312,500                     $37,043
 value $0.01 per
 share...........
------------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also covers 1,624,522 shares of Common Stock previously registered on, and being carried forward from, a Registration Statement on Form S-8 (File No. 333-66421) filed in connection with the Smurfit-Stone Container Corporation Savings Plan (formerly known as the Jefferson Smurfit Corporation Savings Plan), Jefferson Smurfit Corporation Hourly Savings Plan and Smurfit Packaging Corporation Savings Plan and with respect to which a registration fee of $5,053 has been paid. The
     11,624,522 shares of Common Stock covered by this Registration Statement are allocated as follows: 8,924,522 shares of Common Stock under the Smurfit-Stone Container Corporation Savings Plan, 1,600,000 shares of Common Stock under the Jefferson Smurfit Corporation Hourly Savings Plan, 100,000 shares of Common Stock under the Smurfit Packaging Corporation Savings Plan and 1,000,000 shares of Common Stock under the Smurfit-Stone Container Corporation Hourly Savings Plan.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "1933 Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and (c) under the 1933 Act on the basis of the average of the high and low prices reported for shares of Common Stock of the Registrant on the Nasdaq National Market on March 14, 2000.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents previously filed with the Securities and Exchange Commission (the "Commission") by Smurfit-Stone Container Corporation (formerly Jefferson Smurfit Corporation) (the "Registrant") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein:

          (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and the Smurfit-Stone Container Corporation Savings Plan's, Jefferson Smurfit Corporation Hourly Savings Plan's and Smurfit Packaging Corporation Savings Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1998.

          (2)  The Registrant's Current Report on Form 8-K dated February 23,
2000.

          (3) The description of the Registrant's common stock, $0.01 par value ("Common Stock"), contained in the Registrant's Registration Statement on Form 8-A (File No. 0-23876) filed under the 1934 Act, including any amendment thereto or report filed for the purpose of updating such description.

          All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment (i) which indicates that all securities offered herein have been sold or (ii) which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          None.

Item 6.   Indemnification of Directors and Officers.

          Exculpation. Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "Delaware Law") permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the payment of unlawful dividends or unlawful stock repurchases, or for any transaction from which the director derived an improper personal benefit.

          The Restated Certificate of Incorporation of the Registrant incorporates the exculpation provisions permitted by Section 102(b)(7) of the Delaware Law described above.

          Indemnification. Section 145 of the Delaware Law permits a corporation to indemnify any of its directors, officers, employees or agents who was or is a party, or is threatened to be made a party, to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify directors, officers, employees or agents against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

          The Restated Bylaws of the Registrant make mandatory the indemnification permitted by Section 145 of the Delaware Law described above.

          Insurance. The directors and officers of the Registrant are insured under a policy of directors' and officers' liability insurance.

          Stone Container Corporation Directors and Officers. The Agreement and Plan of Merger, dated May 10, 1998, among Jefferson Smurfit Corporation, JSC Acquisition Corporation and Stone Container Corporation ("Stone") (the "Merger Agreement"), providing for the acquisition of Stone by the Registrant by way of a merger of JSC Acquisition Corporation into Stone (the "Merger"), provides that the Registrant will (or will cause an affiliate to) indemnify and hold harmless, to the same extent provided for in the Stone charter and Stone bylaws, current or former directors or officers of Stone for damages and liabilities (including reasonable attorneys' fees) arising out of or pertaining to any action or inaction in their capacity as an officer or director occurring before the effective time of the Merger (the "Effective Time") (including transactions contemplated by the Merger Agreement). The Merger Agreement further provides that the indemnification obligations set forth in the Stone charter and Stone bylaws, as of the date thereof, will survive the Merger and will not be amended, repealed or otherwise modified for a period of six years after the Effective Time in a manner that would adversely affect the rights of individuals who were directors, officers, employees or agents of Stone or its subsidiaries on or prior to the Effective Time.

          The Merger Agreement also provides that for a period of six years after the Effective Time, the Registrant will provide to Stone's current directors and officers liability insurance protection substantially equivalent in kind and scope to that provided by Stone's current directors' and officers' liability insurance policies in effect as of the date thereof; provided, however, the Registrant will not be required to expend in any one year an amount in excess of 300% of the annual premiums currently paid by Stone for such insurance (such amount, the "Maximum Premium"); provided, further, that if during such period the annual premiums for comparable insurance coverage exceed the Maximum Premium, the Registrant shall be obligated to provide a policy that, in the reasonable judgment of the Registrant, provides the best coverage available for a cost not exceeding the Maximum Premium.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

     The following documents are filed as exhibits to this Registration
Statement:

     Exhibit No.    Description
     -----------    -----------

     4.1            Restated Certificate of Incorporation of the Registrant.
                    (Incorporated herein by reference to Exhibit 3(a) to the Registrant's Registration Statement on Form S-4 (File No. 333-65431)).

     4.2 Restated Bylaws of the Registrant. (Incorporated herein by reference to Exhibit 3(b) to the Registrant's Registration Statement on Form S-4 (File No. 333-65431)).

     5.1 IRS Determination Letter that the Smurfit-Stone Container Corporation Savings Plan (formerly known as the Jefferson Smurfit Corporation Savings Plan) is qualified under Section 401 of the Internal Revenue Code.

     5.2 IRS Determination Letter that the Jefferson Smurfit Corporation Hourly Savings Plan is qualified under Section 401 of the Internal Revenue Code.

     5.3 IRS Determination Letter that the Smurfit Packaging Corporation Savings Plan is qualified under Section 401 of the Internal Revenue Code.

     5.4 IRS Determination Letter that the Smurfit-Stone Container Corporation Hourly Savings Plan (formerly known as the Stone Container Corporation Hourly Employees Deferred Income Savings Plan) is qualified under Section 401 of the Internal Revenue Code.

     23.1           Consent of Ernst & Young.

     24.1 Powers of attorney (included on the signature page of this Registration Statement).

Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, the State of Illinois, on March 20, 2000.

                            SMURFIT-STONE CONTAINER CORPORATION

                            By: /s/ Patrick J. Moore
                               -------------------------------------------------
                               Name:  Patrick J. Moore
                               Title: Vice President and Chief Financial Officer

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick J. Moore and Craig A. Hunt, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Smurfit-Stone Container Corporation to comply with the 1933 Act and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-8 under the 1933 Act, including specifically, but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                 Signature                                  Title                                Date
------------------------------------------        -----------------------------------   -------------------------------
/s/ Michael W. J. Smurfit                         Chairman of the Board                 March 20, 2000
-------------------------------------------       and Director
Michael W. J. Smurfit

/s/ Ray M. Curran                                 President and Chief Executive         March 20, 2000
-------------------------------------------       Officer and Director (Principal
Ray M. Curran                                     Executive Officer)

/s/ Patrick J. Moore                              Vice President and Chief Financial    March 20, 2000
-------------------------------------------       Officer (Principal Financial
Patrick J. Moore                                  Officer)

/s/ Paul K. Kaufmann                              Vice President and Corporate          March 20, 2000
-------------------------------------------       Controller (Principal Accounting
Paul K. Kaufmann                                  Officer)

/s/ Richard A. Giesen                             Director                              March 20, 2000
-------------------------------------------
Richard A. Giesen

/s/ Alan E. Goldberg                              Director                              March 20, 2000
-------------------------------------------
Alan E. Goldberg

/s/ Howard E. Kilroy                              Director                              March 20, 2000
-------------------------------------------
Howard E. Kilroy

/s/ James J. O'Connor                             Director                              March 20, 2000
-------------------------------------------
James J. O'Connor

/s/ Jerry K. Pearlman                             Director                              March 20, 2000
-------------------------------------------
Jerry K. Pearlman

/s/ Thomas A. Reynolds, III                       Director                              March 20, 2000
-------------------------------------------
Thomas A. Reynolds, III

/s/ Dermot F. Smurfit                             Director                              March 20, 2000
-------------------------------------------
Dermot F. Smurfit

          The Plans. Pursuant to the requirements of the Securities Act of 1933, the Administrator (or other person who administers the Smurfit-Stone Container Corporation Savings Plan, Jefferson Smurfit Corporation Hourly Savings Plan, Smurfit Packaging Corporation Savings Plan and Smurfit-Stone Container Corporation Hourly Savings Plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on March 20, 2000.



                                   ADMINISTRATIVE COMMITTEE OF
                                   SMURFIT-STONE CONTAINER CORPORATION
                                   RETIREMENT PLANS


                                   By:  /s/ Paul K. Kaufmann
                                      ----------------------
                                      Name: Paul K. Kaufmann
                                      Title:  Member


                                   SMURFIT-STONE CONTAINER CORPORATION
                                   SAVINGS PLAN;

                                   JEFFERSON SMURFIT CORPORATION
                                   HOURLY SAVINGS PLAN;

                                   SMURFIT PACKAGING CORPORATION
                                   SAVINGS PLAN; and

                                   SMURFIT-STONE CONTAINER CORPORATION
                                   HOURLY SAVINGS PLAN

                               INDEX TO EXHIBITS

Exhibit No.    Description
-----------    -----------

4.1            Restated Certificate of Incorporation of the Registrant.
               (Incorporated herein by reference to Exhibit 3(a) to the Registrant's Registration Statement on Form S-4 (File No. 333-65431)).

4.2 Restated Bylaws of the Registrant. (Incorporated herein by reference to Exhibit 3(b) to the Registrant's Registration Statement on Form S-4 (File No. 333-65431)).

5.1 IRS Determination Letter that the Smurfit-Stone Container Corporation Savings Plan (formerly known as the Jefferson Smurfit Corporation Savings Plan) is qualified under Section 401 of the Internal Revenue Code.

5.2 IRS Determination Letter that the Jefferson Smurfit Corporation Hourly Savings Plan is qualified under Section 401 of the Internal Revenue Code.

5.3 IRS Determination Letter that the Smurfit Packaging Corporation Savings Plan is qualified under Section 401 of the Internal Revenue Code.

5.4 IRS Determination Letter that the Smurfit-Stone Container Corporation Hourly Savings Plan (formerly known as the Stone Container Corporation Hourly Employees Deferred Income Savings
               Plan) is qualified under Section 401 of the Internal Revenue
               Code.

23.1           Consent of Ernst & Young.

24.1 Powers of attorney (included on the signature page of this Registration Statement).